UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2009 (February 13, 2009)

EPIC ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Lake Robbins Dr., Suite 160
The Woodlands, Texas 77380
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (281)-419-3742

10655 SIX PINES Suite 210 The Woodlands, Texas 77380
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

To the extent applicable, the contents of Item 5.02 below are incorporated into this Item 3.02 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On February 13, 2009, the Compensation Committee of the Board of Directors of Epic Energy Resources, Inc. approved a stock option plan (the “Plan”) pursuant to which the Company granted 100,000 options, for services rendered, to purchase common stock of the Company to each of Rex P. Doyle, Chief Executive Officer and a director of the Company, and John S. Ippolito, President of the Company.  These options vest at the time of issuance and have an exercise price of $0.50 per share, and expire on October 24, 2011.  The options granted are in the same amount and have the same exercise price as options that previously expired on October 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2009	EPIC ENERGY RESOURCES, INC.

	By:	/s/ Michael Kinney
Michael Kinney, Chief Financial Officer